Exhibit 10.9



                                 [LOGO OMITTED]


                      Dated this 5th day of November, 2007



                     THE ERIN MILLS DEVELOPMENT CORPORATION


                                     - and -


                           METHES ENERGIES CANADA INC.


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                                      LEASE



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                                TABLE OF CONTENTS
                                -----------------


   1.    DEMISE ...........................................................  3

   2.    TERM .............................................................  3

   3.    RENT..............................................................  3

   4.    TENANT'S COVENANTS................................................  3

   5.    INSURANCE.........................................................  7

   6     INDEMNITY.........................................................  10

   7.    SUBORDINATION AND ATTORNMENT .....................................  10

   8.    CONDITION OF DEMISED PREMISES ....................................  10

   9.    DEFAULT ..........................................................  11

   10.   RE-ENTRY BY LANDLORD..............................................  11

   11.   WAIVER OF EXEMPTION FROM DISTRESS ................................  12

   12.   REMOVAL OF CHATTELS ..............................................  12

   13.   OVERHOLDING ......................................................  12

   14.   LANDLORD'S COVENANTS .............................................  12

   15.   DAMAGE AND DESTRUCTION............................................  13

   16.   EXPROPRIATION.....................................................  13

   17.   CONDONING ........................................................  14

   18.   RENT PAST DUE ....................................................  14

   19.   ADDITIONAL RENT ..................................................  14

   20.   RULES AND REGULATIONS ............................................  14

   21.   REPAIRS BY LANDLORD ..............................................  14

   22.   NOTICE............................................................  15

   23.   ENVIRONMENTAL AUDIT ..............................................  15

   24.   SECURITY DEPOSIT .................................................  16

   25.   REGISTRATION .....................................................  16

   26.   UNAVOIDABLE DELAY.................................................  16

   27.   PROPORTIONATE SHARE ..............................................  17

   28.   ENTIRE AGREEMENT .................................................  17

   29.   OPTION TO RENEW ..................................................  17

   30.   LIENS ............................................................  17

   31.   INTENT AND INTERPRETATION.........................................  18

               SCHEDULE "A" -- Legal Description
               SCHEDULE "B" -- Site Plan
               SCHEDULE "C" -- Rules and Regulations
               SCHEDULE "D" - Special Conditions

THIS INDENTURE made as of the 5th day of November 2007.

BETWEEN:

                        THE ERIN MILLS DEVELOPMENT CORPORATION, a Corporation incorporated under the laws of the Province of Ontario hereinafter called the "Landlord"

                                                               OF THE FIRST PART

                        - and -

                        METHES ENERGIES CANADA INC., a Corporation incorporated under the laws of the Province of Ontario hereinafter called the "Tenant"

                                                              OF THE SECOND PART


1.      DEMISE

        In consideration of the rents, covenants and agreements reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord by these presents does demise and lease unto the Tenant that certain real property situated at 4170 Sladeview Crescent, Unit 5, lying and being in the City of Mississauga in the Regional Municipality of Peel and being the premises (the "Demised Premises") outlined in red on the sketch hereto annexed of the building (the "Building") located on the lands (the "lands") referred to in Schedule "A" hereto. The parties acknowledge and agree that, for the purposes of all financial calculations herein, the gross floor area of the Demised Premises shall be conclusively deemed to be six thousand, three hundred and nineteen (6,319) square feet.

2.      TERM

        TO HAVE AND TO HOLD the Demised Premises for and during the term (the "Term") of five (5) years commencing on the 1st day of January, 2008 (the "Commencement Date") and from thenceforth next ensuing and fully to be completed and ended on the 31st day of December, 2012.

3.      RENT

        The Tenant shall pay from and after the Commencement Date and throughout the Term to the Landlord at the office of the Landlord, or at such other place designated by the Landlord, in lawful money of Canada, without any prior demand therefor and without any deduction, abatement, set-off or compensation whatsoever, as Minimum Rent, the annual amounts based upon annual rates per square foot of the gross floor area of the Demised Premises all as set out in the following table. Minimum Rent is payable in advance in equal consecutive instalments on the first day of each calendar month of each year of the Term, in the monthly amounts set out in the following table and will be prorated on a daily basis for any fractional portion of a month at the beginning or end of the Term. The table is as follows:

                           Annual             Monthly            Annual Rate
        Period of Time     Minimum Rent       Minimum Rent       Per Square Foot
        --------------     ------------       ------------       ---------------

        Year 1             $54,975.36         $4,581.28          $8.70
        Year 2             $55,291.20         $4,607.60          $8.75
        Year 3             $55,607.16         $4,633.93          $8.80
        Year 4             $55,923.12         $4,660.26          $8.85
        Year 5             $56,239.08         $4,686.59          $8.90

The Tenant shall receive the month of January, 2008 Minimum Rent free only, however during such period the Tenant hereby acknowledges and agrees that it shall remain responsible for the payment of taxes, maintenance, insurance and utilities in accordance with the Lease and shall remain bound by all of the terms, conditions and covenants contained in the Lease.

4.      TENANT'S COVENANTS

        The Tenant covenants and agrees with the Landlord as follows:

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                                        4

        (b) (i) From the Commencement Date until December 31st following, to pay as additional rental on the 1st day of each and every month the amount that is required to be paid to satisfy the Tenant's responsibility for Taxes during such period. Commencing on the 1st day of January next following the Commencement Date and yearly thereafter, to pay as additional rental on the 1st day of each and every month for the twelve months of the calendar year one-twelfth of the yearly amount of Taxes attributable to the Demised Premises.

                (ii) If the Demised Premises are assessed separately from the remainder of the Building, the Tenant's shall pay the amount of Taxes assessed against the Demised Premises. If the Demised Premises are not assessed separately from the remainder of the Building, the Tenant shall pay its Proportionate Share of Taxes.

                (iii) For the purposes of this Lease, "Taxes" means all taxes, licenses, fees, real property taxes, rates, duties and assessments (including local improvement and commercial concentration taxes), impost charges or levies, whether general or special, that are levied, rated, charged or assessed against the lands and Building and/or the Demised Premises from time to time by any lawful taxing authority, whether federal, provincial, municipal, school or otherwise, but not including taxes on the income of the Landlord or capital gains taxes, and including any taxes or other amounts which are imposed in lieu of or in addition to any Taxes, whether of the foregoing character or not and whether in existence at the Commencement Date or not.

        (c) If the Tenant or any person, firm or corporation occupying the Demised Premises or any part thereof shall elect to have the Demised Premises or any part thereof assessed for separate school taxes, the Tenant shall pay as additional rent the amount by which the separate school taxes exceed the amount which would be payable by the Landlord for Taxes had such election not been made.

        (d) The Tenant shall also pay as additional rent to the Landlord on demand the amount, if any, by which the actual Taxes exceed any estimated amount. If, before any sum or sums paid by the Tenant to the Landlord on account of Taxes shall have been paid towards Taxes, there shall be default by the Tenant in respect to any payment of rent herein provided, the Landlord may at its option apply such sum or sums in or towards payment of rent in default. If the Tenant desires to take advantage of any discounts or incurs any penalties in connection with the payment of Taxes, it shall pay the Landlord such additional amounts as are required for that purpose. The Tenant further covenants and agrees to transmit to the Landlord the assessment notices, tax bills and other notices affecting the imposition of Taxes forthwith after the receipt of same by the Tenant.

        (e) To pay to the Landlord as additional rent from time to time as and when they become due its Proportionate Share of all Taxes now or at any time during the Term rated, charged, levied or assessed upon or in respect of the common areas and facilities (as hereinafter defined) and including, but without limiting the generality of the foregoing, its Proportionate Share of all business taxes, if any, from time to time payable by the Landlord in respect of the said common areas and facilities or any part thereof. Common Areas and Facilities shall, for the purpose of this Lease, mean all of the lands not for the time being demised by the Landlord and not covered by any building (other than any service building for the general benefit of all tenants of the said Lands) and those portions of the Building that do not constitute rentable premises and shall include any improvements thereon and thereto.

        (f) In addition to the Taxes hereinbefore set out, the Tenant shall pay as additional rent to the Landlord, at the same time or times as the Tenant shall make payment of either or both of Minimum Rent and/or additional rent, all Goods and Services Tax payable with respect to such Minimum Rent and/or additional rent pursuant to the Excise Tax Act (Canada).

        (g) In each and every year during the term hereof to pay, satisfy and discharge directly or to the Landlord, as the case may be, all charges in connection with water, electric current, gas, rental charges for the hot water heater and other public or private utilities and services supplied at any time to the Demised Premises.

        (h) To indemnify and keep indemnified the Landlord in respect of all losses, costs, charges, penalties and expenses occasioned by or arising from the non-payment of any and every tax, rate, assessment, charge, expense or fee, including any business or similar tax assessed against the Tenant or any other persons occupying or using the Demised Premises or any part thereof, and provided that the same shall not be of a kind personal to the Landlord such as taxes on the income of the Landlord, and corporation taxes of the Landlord. It is hereby agreed that when and so often as the Tenant neglects or omits to pay any of the charges contemplated by the preceding sub-paragraphs hereof and by this clause, then the Landlord may pay them and the Tenant shall forthwith pay to the Landlord the full amount so paid by the Landlord together with an administrative and supervisory fee equal to 15% of the amount so paid.

        (i) At its own expense, to promptly carry out all repairs, maintenance and replacement and painting of the Demised Premises and of all machinery and equipment including heating ventilating and air-conditioning equipment situated therein and thereon (both inside and outside) and whether with or without written notice from the Landlord, and to repair the Demised Premises or any part thereof, reasonable wear and tear not inconsistent with the maintenance of the Building or the Demised Premises suitable as a first class

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                                       5

industrial building, and damage by fire and all other insured risks only excepted. Provided that, in the event of the default of the Tenant under the provisions hereof, the Landlord may itself comply with any such requirements and the Tenant shall forthwith upon demand pay all costs incurred by the Landlord in this regard plus an administrative and supervisory fee equal to 15% thereof as additional rent.

        (j) At its own expense, to keep entrance ways and all steps and platforms leading to the Demised Premises clear of all snow, ice and debris.

        (k) To promptly comply with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders from time to time or at any time in force during the Term, whether the same affect the condition, equipment, maintenance, use or occupation of the Demised Premises or otherwise and to promptly comply with and conform to every applicable regulation, order and requirement of the Insurance Advisory Organization or any body having similar function or of any liability or fire insurance company by which the Landlord and Tenant or either of them may be insured at any time during the Term. In the event of the default of the Tenant under the provisions hereof, the Landlord may itself comply with any such requirements and the Tenant will forthwith pay as additional rent all costs and expenses incurred by the Landlord together with an administration and supervisory fee of 15% of the cost thereof as additional rent in this regard.

        (l) To notify the Landlord, in writing, of any structural defects or weaknesses in or about the Demised Premises of which it has or receives notice, and in the event of any substantial damage to the Demised Premises by any cause, to give notice in writing to the Landlord of such damage forthwith upon the same becoming known to the Tenant, it being understood and agreed that the giving of such notice shall not place any onus on the Landlord to make repairs unless the Landlord is obligated to make such repairs pursuant to the terms of this Lease.

        (m) To permit the Landlord and its agents, at all reasonable times to enter upon and view the state of repair of the Demised Premises and to comply with all reasonable requirements of the Landlord herein in writing with regard to the care, maintenance and repair thereof, reasonable wear and tear not inconsistent with the maintenance of the Building as a first-class industrial building and damage by fire, lightning and tempest and all other insured risks and structural defects only excepted.

        (n) That it is the absolute owner of all fixtures, goods and chattels that are to be brought upon the Demised Premises. Tenant hereby covenants not to encumber such fixtures, goods or chattels without the written consent of the Landlord being first obtained. No fixtures, goods or chattels of any kind will except in the ordinary course of business, be removed from the Demised Premises during the Term without the prior written consent of the Landlord until all Minimum Rent and additional rent to become due during the remainder of the Term shall have been fully paid or the payment thereof secured to the satisfaction of the Landlord.

        (o) That upon the expiration of the Term, the Tenant will peaceably quit and deliver up the Demised Premises to the Landlord and that it will leave the Demised Premises in good repair, reasonable wear and tear not inconsistent with the maintenance of the Building as a first class industrial building and damage by fire, lightning and tempest, and all other insured risks and structural defects only excepted.

        (p) That it will not carry on or permit to be carried on in the Demised Premises or thereon any business or activity which shall be deemed upon reasonable grounds to be a nuisance and the Demised Premises shall be used only for operating biodiesel production showcase and ancillary administration offices and for no other purpose.

        (q) The Tenant shall not use or permit to be used all or any part of the Demised Premises for any dangerous, noxious or offensive trade or business. The Tenant shall not carry on any auction, fire or bankruptcy sales, going-out-of-business sales, or sales of used, distress or out-dated merchandise upon the Demised Premises without the prior written consent of the Landlord.

        (r) During the Term, any stranger who is a prospective purchaser or tenant may inspect the Demised Premises or any part thereof at reasonable times on producing an order to that effect signed by the Landlord; provided that such inspections shall not impinge on the classified nature of the business of the Tenant, if any, and provided that the Tenant may elect to cause its employees or agents to be present at the time of such inspections.

        (s) To assume the sole responsibility for the condition (structural defects excepted), operation, maintenance and management of the Demised Premises and to heat the same with the heating equipment supplied by the Landlord. The Landlord shall be under no liability for damage to the property of the Tenant or of any other person at or in the Demised Premises which is or may at any time be on the Demised Premises, on any account or for any reason whatsoever.

        (t) (i) The Tenant, provided it is not in default hereunder may, with the consent of the Landlord in writing first had and obtained, which consent will not to be unreasonably withheld, assign or sublet the Demised Premises. In the event the Tenant intends to assign, sublet or part with the possession of all or any part of the Demised Premises (hereinafter collectively called the "Transfer"), the Tenant shall deliver to the Landlord notice in writing of such intention and the Landlord shall have sixty (60) days from the date of the receipt of such notice

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                                       6

                within which to advise the Tenant that it consents or does not consent to such Transfer. It is a condition of the giving of any such consent by the Landlord that: (A) such consent shall not release the Tenant from any of its obligations under this Lease, which obligations shall be joint and several with such assignee or sub-lessee ("Transferee); (B) any such consent shall not deprive the Landlord of any of its rights hereunder with respect to any further Transfer; (C) the Transferee shall execute the Landlord's standard form assumption of lease agreement agreeing to be bound by all of the terms of this Lease and to assume all of the terms, covenants, conditions, and agreements by this Lease imposed upon the Tenant; (D) the Tenant shall pay to the Landlord its administrative costs, in an amount of not less than three hundred dollars ($300.00), and legal fees whether or not such consent is granted; and (E) the Landlord may in its sole and uncontrolled discretion refuse to give its consent to any Transfer by the Tenant of less than the whole of the Demised Premises notwithstanding any statutory authority to the contrary.

                (ii) If the Tenant is a corporation or if the Landlord has consented to a Transfer to a corporation, any transfer or issue by sale, assignment, operation of law or other disposition (other than by bequest or inheritance) or by subscription from time to time of all or any part of the corporate shares of the Tenant or of any parent or subsidiary corporation of the Tenant or any corporation which is an associate or an affiliate of the Tenant (as those terms are defined by the Business Corporations Act, 1990, of Ontario and any amendments thereto) which results in any change in the present voting control at the date of execution of this Lease (or at the date a Transfer to a corporation is permitted) and which does not receive the prior written consent of the Landlord as aforesaid shall be deemed to be a Transfer and shall be subject to what is hereinbefore in this sub-clause set forth. The Tenant shall give the Landlord access to its corporate books and records and those of its associated and affiliated corporations at all reasonable times and from time to time in order that the Landlord may review the same and determine whether there has in fact been a change of corporate control.

                (iii) Provided, however, that sub-section 4(t) (ii) shall not apply to the Tenant if and so long as:

                        (A) the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United States; or

                        (B) the Tenant is a private corporation but is controlled by a public corporation defined as aforesaid;

                so long as in either of cases (A) and (B), prior to or as soon as reasonably possible after any such change of control of the Tenant, the Landlord receives assurances satisfactory to the Landlord that there will be a continuity of the existing management of the Tenant of its business practices and policies (including those affecting the advertising and promotion of the business in the Demised Premises), notwithstanding any such change of control.

        (u) Not to place anything on the roof, whether signs or otherwise or in any way make any openings in the roof for stacks or other purposes whatsoever without the written consent of the Landlord.

        (v) Not to use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Demised Premises and will at all times keep the Demised Premises in a clean and wholesome condition. Further the Tenant will not store or cause to be stored outside of the Demised Premises any of its inventory of stock in trade or raw materials.

        (w) All loading and unloading of merchandise, supplies, materials, garbage, refuse and other chattels shall be made only through or by means of such doorways or corridors as the Landlord shall designate in writing from time to time. Garbage and refuse shall be contained in containers of a type approved by the Landlord in writing.

        (x) To keep well painted at all times the interior of the Demised Premises in accordance with the reasonable requests of the Landlord, provided that, except as is otherwise herein provided for the making of repairs and general maintenance of the premises, the Landlord shall not require the Tenant to repaint the inside of the Demised Premises more often than once every five
(5) years of the Term or any renewal thereof.

        (y) The Tenant acknowledges that the Demised Premises may form part of a larger project and that a part or the whole of the project may be served by one sprinkler system and in the event that repairs are necessary to the sprinklers in any portion of the entire project, save by reason of the neglect of the Landlord or the Tenant or Tenants occupying other portions of the entire project, their servants or agents and save by reason of structural defects, then the Tenant covenants to pay as additional rent to the Landlord on demand that portion of the total cost of such repairs which the floor area of the Demised Premises bears to the floor area of all rentable premises in the project. The Tenant shall provide reasonable access to the Demised Premises to the workmen making the repairs herein contemplated.


        (z) The Tenant acknowledges and agrees that walls of the Demised Premises may be party walls to be used by the occupants of premises adjoining the same or by the Landlord and the Tenant covenants and agrees that as to any

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                                       7

repair required to any party wall, it will bear one-half of the cost of such repair, payable as additional rent on demand, unless such repair is made necessary wholly by reason of the neglect or wilful conduct of the Tenant or any person in the Demised Premises with the consent of the Tenant, in which case the Tenant shall be responsible for the entire cost of such repair. In the event that such repairs are made necessary wholly by reason of the neglect or wilful conduct of the Landlord or the occupant of the adjoining premises, then no part of the cost of the repair shall be borne by the Tenant.

        (aa) To pay to the Landlord, as additional rent, the costs incurred by the Landlord in carrying out regular inspections of and preventive maintenance for the heating, ventilating and air conditioning systems serving the Demised Premises.

        (bb) (i) To pay to the Landlord by monthly installments (fixed from time to time by the Landlord) as additional rent, its Proportionate Share of the cost of cleaning, lighting, snow removing, supervising, policing, insuring and maintaining and administering, including such repairs and replacements of paving, curbs, walkways, landscaping and drainage as may be from time to time necessary, and other costs which may be reasonably incurred with respect to the common areas and facilities, structural defects excepted;

                (ii) The manner in which the said common areas and facilities shall be maintained and the expenditures therefore shall be at the sole discretion of the Landlord.

                (iii) The Tenant agrees that in the event the Landlord for any reason whatsoever performs any function resulting in the improvement, maintenance or repair of the Building or the Demised Premises, then in addition to the cost of such improvement, maintenance or repair, the Landlord shall be entitled to its usual management and supervisory fee with respect thereto.

                (iv) Each twelve month period ending on December 31st, shall be deemed to be an accounting year for adjusting the said costs respecting the said common areas and facilities and within thirty days after the end of each such accounting year, the Landlord shall compute the said costs for such accounting year and the Tenant's Proportionate Share thereof and shall submit to the Tenant a statement showing such Proportionate Share and, in reasonable detail, the basis of the costs and the Proportionate Share of the Tenant. To the extent that the Tenant's Proportionate Share of such cost for an accounting year shall be greater or less than the total amount actually paid by the Tenant by said monthly payments in respect of such year, the difference shall be paid by the Tenant to the Landlord or by the Landlord to the Tenant, as the case may be, within 10 days after the receipt of such statement by the Tenant. The said accounting period may be modified at the commencement or termination of the Lease, or by agreement.

        (cc) Upon the commencement of this Lease, the Tenant shall pro rata, adjust, apportion and allow between itself and the Landlord, as may be necessary, upon the said date, water rates, hydro charges, gas charges, Taxes, business taxes, insurance premiums and other charges payable by the Tenant hereunder and upon the termination of this Lease, the parties shall again pro rata, adjust, apportion and allow between themselves as of the said date of such termination all of the said items and any part of the Taxes and other charges which the Tenant is herein required to pay, to the intent that the burden thereof shall be borne by the Landlord until the commencement of this Lease and by the Tenant thereafter until it shall deliver up possession of the said Demised Premises in accordance with the provisions hereof at the end of the Term or any holding over thereafter.

        (dd) Notwithstanding anything provided for in this Lease, if the Landlord elects to itself purchase any Utility (as defined in this Lease) for the Building and then sell same to the tenants of the Building, or if the Landlord appoints a particular supplier or suppliers as exclusive supplier or suppliers of a Utility to the Building, the Tenant shall satisfy all of its needs for such Utility through the Landlord or its appointed supplier or suppliers, as the case may be, provided that, in no event shall the Tenant be required to pay more for any such Utility than it would otherwise be required to pay if it obtained same as a single consumer, and in no event shall the Landlord be accountable to the Tenant for any profit, rebate or other form of compensation realized by the Landlord from any such arrangement.

        (ee) Notwithstanding any other provision contained in this Lease, in the event that, in the opinion of the Landlord, any realty taxes or other tax, cost, charge or expense is/are directly attributable to a unit or a tenant's use and occupation of the said unit, the Landlord may allocate such cost and expense solely to that unit.

5.      INSURANCE

        (a) The Landlord shall obtain and maintain at the sole expense and cost of the Tenant, the following insurance:

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                                       8

                (i) "All Risks" Insurance on the Demised Premises (including the foundations and excavations) and the machinery, boilers and equipment contained therein or servicing the Leased Premises and owned by the Landlord (excluding any property with respect to which the Tenant is obliged to insure);

                (ii) Flood, sewer backup, earthquake and water damage insurance;

                (iii) Replacement cost cover, stated amount co-insurance, and increased costs due to by-laws;

                (iv)    Rental income insurance;

                (v) Broad form boiler and machinery insurance on a repair and replacement basis, including increased costs due to by-laws;

                (vi) Such other forms of insurance as the Landlord or its mortgagee reasonably considers advisable.

                Such insurance shall be in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar building, having regard to size, age and location. Notwithstanding any contribution by the Tenant to the cost of the insurance premiums provided herein, the Tenant acknowledges and agrees that: (I) no insurable interest is conferred upon the Tenant under any policies of insurance carried by the Landlord: and (ii) the Tenant has no right to receive any proceeds of any such insurance policies carried by the Landlord.

        (b) The Tenant shall throughout the entire Term at its sole cost and expense, take out and keep in full force and effect the following insurance in the name of the Tenant, and the Landlord and any mortgagee of the Lands as additional insured, as their respective interests may appear:

        i. Property Insurance -All risks property insurance including flood, earthquake and collapse, on:

                1. Tenant's improvements: Property of every description owned by the Tenant, or for which the Tenant is legally liable or which is installed by or on behalf of the Tenant and which is located within the Building including, without limitation, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement (but specifically including the Tenant's stock-in-trade, furniture and moveable equipment), in an amount of not less than ninety percent (90%) of the full replacement cost thereof.

                2.      Tenant's Stock-in-Trade, Furniture and Moveable
                        Equipment: The Tenant's stock-in-trade, furniture and moveable equipment in an amount not less than ninety percent (90%) of the full replacement cost thereof. If there is a dispute as to the amount which comprises full replacement cost, the decision of the Landlord shall be conclusive.

                3. Business interruption: Business interruption insurance in such form and in such amount as will reimburse the Tenant for direct loss of earnings and for extra expenses necessarily incurred to continue the Tenant's business or attributable to prevention of access to the Demised Premises or the Building as a result of an insured peril.

                4. Boiler and Machinery: Broad form Boiler and Machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the replacement cost of all leasehold improvements, boilers, pressure vessels, air-conditioning equipment, process equipment and miscellaneous electrical apparatus owned by the Tenant, or for which the Tenant may be liable or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Demised Premises, or relating to or serving the Demised Premises.

                        Business interruption insurance as described in subclause 3 above with respect to perils insured in the Boiler and Machinery policy.

                5. Plate Glass: Plate glass insurance insuring all exterior glass in the Demised Premises.

        ii.     Casualty Insurance

                1. Commercial General Liability: Commercial General liability insurance insuring the Tenant's occupancy and use of the Demised Premises including all activities and operations of the Tenant or others performing work or providing services on behalf of the Tenant at or away from the Demised Premises or for whom the Tenant is in law responsible, the use of the common facilities by the Tenant or others on behalf of the Tenant.

                        This insurance shall contain at least the following coverages:

                        a) bodily injury and property damage, including loss of use of property;

                        b)      personal injury;

                        c)      blanket contractual liability;

                        d) employer's liability including contingent employer's liability;

                        e)      products and completed operations;

                        f)      owner's and contractor's protective liability;
                                and

                        g) non-owned automobile insurance including blanket contractual liability (SEF #96) and liability for damage to hired vehicles.

                        The limits of insurance shall be $5,000,000 each occurrence bodily injury and property damage combined, $5,000,000 each occurrence personal injury and $5,000,000 each accident non-owned automobile or such higher limits as the Landlord, acting reasonably, requires from time to time. The general liability policy shall contain a severability of interests clause and a cross-liability clause.

                2. Tenant's Legal Liability: All risks tenant's legal liability insurance for the replacement cost value of the Demised Premises including loss of use thereof.

                3. Owned Automobile Insurance: Automobile liability insurance on the standard owner's form providing limits of $2,000,000 each accident inclusive bodily injury and property damage, statutory accident benefits insurance, direct compensation insurance, uninsured automobile insurance and physical damage insurance on all vehicles not more than 10 years old, covering all licensed vehicles owned or operated by or on behalf of the Tenant.

        iii.    Other Insurance

                Any other form of insurance as the Tenant, the Landlord or any mortgagee of the Building or lands, acting reasonably, requires from time to time in form, in amounts and for risks against which a prudent tenant would insure.

        (c) All policies required to be written on behalf of the Tenant pursuant to sections (b) i. 1, 2, 3 and 4 hereof shall contain the mortgagee's standard mortgage clause and all property policies shall contain a waiver of any subrogation rights which the Tenant's insurers may have against all and any of the Landlord and those for whom the Landlord is in law responsible.

        (d) All policies shall be taken out with insurers acceptable to the Landlord, acting reasonably, shall be in a form satisfactory from time to time to the Landlord, shall be non-contributing with and shall apply only as primary insurance and not excess to any other insurance available to the Landlord or any mortgagee of the Building or lands and shall not be invalidated as respects the interest of the Landlord or any such mortgagee, by reason of any breach or validation by the Tenant or those for whom he is in law responsible of any warranties, representations, declarations or conditions contained in the policies.

        (e) All policies shall contain an endorsement by the insurers to notify the Landlord and any mortgagee of the Building or lands in writing not less than thirty (30) days prior to any material change, suspension of insurance, cancellation or termination thereof.

        (f) The Tenant agrees that certificates of insurance on the Landlord's standard form or, if required by the Landlord or any mortgagee of the Building or lands, certified copies of each insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance.

        (g) The Landlord shall be added as additional insured with respect to General liability policies but only with respect to liability arising out of the Tenant's use and operation at the Demised Premises.

        (h) The Tenant agrees that if the Tenant fails to take out or keep in force any such insurance referred to in this section 5 or should any such insurance not be approved by the Landlord, acting reasonably, and should the Tenant not commence to diligently rectify (and thereafter proceed diligently to rectify) the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating if the Landlord does not approve of such insurance, the reasons therefor) the Landlord has the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as additional rent on the first day of the next month following said payment by the Landlord, without prejudice to any other rights and remedies of the Landlord under this Lease.

        (i) The Tenant shall not keep, use, sell or offer for sale in or upon the Demised Premises any article which may be prohibited by any fire insurance policy in force from time to time covering the Demised Premises or the Building. If:

                (i) the occupancy of the Demised Premises;

                (ii) the conduct of business in the Demised Premises;

                (iii) the sale of any merchandise from or on the Demised Premises (whether or not the Landlord has consented to the sale of such merchandise) or in any other portion of the Building where permitted by the Landlord; or

                (iv) any acts or omissions of the Tenant in the Building or any part thereof;

causes or results in any increase in premiums for the insurance carried from time to time by the Landlord with respect to the Building, the Tenant shall pay any such increase in premiums as additional rent forthwith after invoices for such additional premiums are rendered by the Landlord. In determining whether increased premiums are caused by or result from the use or occupancy of the Demised Premises, or the sale of any article therein or therefrom, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate.

6.      INDEMNITY

The Tenant hereby covenants and agrees with the Landlord to indemnify, protect and save harmless the Landlord, its directors, officers, employees and shareholders, from any and all liability, costs, claims, demands or actions for damages, injury, sickness, disease or death or property damage including loss of use thereof or loss, suffered or sustained, or alleged to have been suffered or sustained, by any person, persons or organization in or about the Demised Premises or any part thereof or arising out of the activities or operations of the Tenant, its directors, officers, employees of shareholders or of others acting on the Tenant's behalf whether on or off the Demised Premises occasioned by the Tenant, its customers, directors, officers, employees, shareholders, servants or agents, or by their neglect, default, error or omission or misconduct.


7.      SUBORDINATION AND ATTORNMENT

        This Lease and everything herein contained shall be deemed to be subordinate to any mortgage or charge from time to time created by the Landlord with respect to the Building or lands. The Tenant covenants and agrees that it will promptly, at any time and from time to time as required by the Landlord, during the Term execute all documents and give all further assurances as may be required to effectuate the postponement of its rights and privileges hereunder to the holder or holders of any such mortgage or charge. The Tenant covenants that it will if and whenever reasonably required by the Landlord, and at the Landlord's expense, if necessary, consent to and become a party to any reasonable instrument relating to this Lease, including the delivery of statements as to the status of this Lease, which may be required by or on behalf of any purchaser, mortgagee or insurer or other person, firm or corporation which may have an interest in the Demised Premises.

8.      CONDITION OF DEMISED PREMISES

        The Tenant acknowledges and agrees that it accepts the Demised Premises in their present state and without any representation or warranty by the Landlord as to their condition or as to the use which may be made thereof. Provided that if the Tenant is not then in default hereunder, the Tenant shall remove its fixtures at the end of the Term. Further, the Tenant shall, at the end of the Term, remove all alterations, decorations, additions or improvements in or on the Demised Premises as the Landlord shall, at its option, require to be removed. The Tenant shall repair any damage occasioned by such removal and shall remove any garbage or other trash and shall leave the Demised Premises in a broom-swept clean condition.

9.      DEFAULT

        (a)     Provided that if during the Term or any renewal thereof:

                (i) any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant; or

                (ii) if a writ of execution shall issue against the goods or chattels of the Tenant; or

                (iii) if the Tenant shall execute any chattel mortgage with respect to any of its goods or chattels other than in the ordinary course of its business; or

                (iv) if the Tenant shall make an assignment for the benefit of creditors or commit any other act of bankruptcy as defined in The Bankruptcy Act of Canada or any amendment thereto or, becoming bankrupt or insolvent, shall take the benefit of any Act that may be in force for bankrupt or insolvent debtors; or

                (v) shall abandon or attempt to abandon the Demised Premises; or

                (vi) to sell or dispose of its goods or chattels so that there would not in the event of such sale or disposal be, in the opinion of the Landlord, a sufficient distress on the Demised Premises for the next accruing three (3) month's rent and moneys accruing hereunder as rent;

then the current month's rent, together with the Minimum Rent and additional rent for the three (3) months next ensuing shall immediately become due and payable and the Term shall, at the option of the Landlord, forthwith become forfeited and determined, in which event the Landlord may re-enter and take possession of the Demised Premises as though the Tenant or any occupant or occupants of the Demised Premises was or were holding over after the expiration of the Term, without any right whatsoever.

        (b) Provided and it is hereby agreed that any obligation for payment to which the Tenant is liable under the terms of this Lease and including, but without limiting the generality of the foregoing, the Tenant's Proportionate Share of the costs of maintaining the common areas and facilities, insurance premiums, Taxes, business taxes, rates and other charges as herein provided, shall be treated as rent whether or not, the same are designated as "additional rent" payable by the Tenant to the Landlord and for all purposes of this paragraph if such charges shall then be in arrears, the same shall be deemed to be rent owing under the terms of this Lease and the same may be recovered by the Landlord in the same manner as rent as in this paragraph provided.

        (c) Provided that in the event the Landlord does not exercise its option to terminate the Lease, it may nevertheless, at its option, make a re-entry in order to minimize its damages and such re-entry shall be deemed to be on behalf of the Tenant and notwithstanding the same, the within Lease shall continue in full force and effect and such re-entry or other action taken by the Landlord shall not relieve the Tenant of any of its obligations hereunder. The options hereinbefore set out shall be deemed to be properly exercised by the Landlord upon the Landlord sending by prepaid registered mail addressed to the Tenant at the Demised Premises or left upon the Demised Premises a notice stating which of the options the Landlord is exercising and such notice may be sent either before or after the re-entry by the Landlord.

10.     RE-ENTRY BY LANDLORD

        (a) Provided, and it is hereby expressly agreed, that if and whenever the rent hereby reserved or any part thereof, shall be unpaid on the date upon which the same ought to have been paid, although no formal demand shall have been made therefor, then it shall be lawful for the Landlord at any time thereafter, to re-enter into and upon the Demised Premises or part thereof in the name of the whole and to have, repossess and enjoy the same again, as of its former estate.

        (b) In the event that the Tenant shall be in default of any of its covenants hereunder, other than its covenant to pay rent, in addition to any other right which the Landlord may have hereunder, the Landlord may give to the Tenant notice in writing stating the said default with reasonably sufficient particularity and requiring the said default to be remedied. If such default is not remedied by the Tenant within fifteen (15) days after the receipt of such notice or such longer period as may be reasonably necessary in view of the nature of default, the Landlord may, at its option, either:

                (i) enter into and upon the Demised Premises or any part thereof in the name of the whole and have again, repossess and enjoy the same as of its former estate and this Lease shall thereupon terminate; or

                (ii) the Landlord may itself take such steps and do or cause to be done such things as may be necessary to remedy and correct such defaults and may thereupon charge as additional rent its total costs and expenses incurred in respect thereof, plus an administrative and supervisory fee equivalent to 15% thereof, to the Tenant who hereby covenants and agrees to pay the same upon demand.

        (c) Provided further that in addition to all other rights hereby reserved to it, the Landlord shall have the right to re-enter the Demised Premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor. Upon such re-entry the Landlord may re-let the whole or any portion of the Demised Premises for any period equal to or greater or less than the remainder of the Term and to receive the rent therefor, which rent may be any sum which the Landlord may deem reasonable, to any Tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate. In connection with any such lease, the Landlord may make such changes in the character of the improvements of the Demised Premises as the Landlord may determine to be appropriate or helpful in effecting such lease. In no event shall the Landlord be under any obligation to re-let the Demised Premises in whole or in part for any purpose which the Landlord may regard as injurious to the Demised Premises, or to any Tenant which the Landlord, in the exercise of reasonable discretion, shall deem to be objectionable and to apply any rent derived from so re-letting the Demised Premises upon account of the rent due hereunder. The Tenant shall remain liable to the Landlord for the deficiency, if any, it being the intention of the parties hereto that nothing herein contained and no entry made by the Landlord hereunder shall in any way release the Tenant from the payment of the rent hereby reserved during the Term hereof beyond such sum as may be realized by the Landlord by such re-letting or by the proceeds of any distress made by the Landlord against the Tenant. The Landlord shall not in any event be required to pay to the Tenant any surplus of any sums received by the Landlord on a re-letting of the Demised Premises in excess of the rent reserved hereunder.

        (d) Provided further that in the event that the Landlord shall be entitled to and shall elect to make a re-entry as hereinbefore provided, any re-entry or other action so taken shall not be deemed to relieve the Tenant of its obligation to pay rent and other moneys payable as rent or otherwise in accordance with the provisions hereof, but the same shall continue to accrue and be payable until such time as the Landlord is able to re-let the Demised Premises or otherwise deal with the same in such manner that it would not sustain any loss should the Tenant thereafter fail to pay the rent and additional rent.

11.     WAIVER OF EXEMPTION FROM DISTRESS

        The Tenant hereby covenants and agrees with the Landlord that, in consideration of the premises and of the leasing and letting by the Landlord to the Tenant the Demised Premises for the Term (and it is upon that express understanding that these presents are entered into) that, notwithstanding anything contained in any present or future statute which may hereafter be passed , none of the goods or chattels of the Tenant at any time during the continuance of the Term shall be exempt from levy by distress for rent in arrears by the Landlord, and that upon any claim being made for such exemption by the Tenant or on distress made by the Landlord, this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods or chattels; the Tenant waiving as it hereby does all and every benefit that could or might have accrued to it by any present or future statute, but for the above covenant.

12.     REMOVAL OF CHATTELS

        Provided that in case of removal by the Tenant of its goods and chattels from the Demised Premises, the Landlord may follow the same for thirty (30) days in the same manner as is provided for in the Landlord and Tenant Act with respect to the fraudulent removal of goods.

13.     OVERHOLDING

        Provided that should the Tenant remain in possession of the Demised Premises after the end of the Term, without other special agreement, it shall be as a monthly tenant at a rental of two hundred per cent (200%) of the Minimum Rent payable during the last month of the Term, payable monthly, in advance, on the 1st day of each and every month and subject in all other respects to the terms of this Lease.


14.     LANDLORD'S COVENANTS

        The Landlord covenants with the Tenant:

        (a) That so long as the Tenant is paying the rent hereby reserved and performing the covenants hereinbefore on its part contained, the Tenant may peaceably possess and enjoy the Demised Premises for the Term hereby granted, without any interruption or disturbance from the Landlord, or any other person or persons lawfully claiming by, from or under the Landlord;

        (b) The Tenant shall have the right, upon first obtaining the written consent of the Landlord, from time to time to make alterations and changes in the interior of the Demised Premises as it may find necessary for its purposes and at its own expense, including but without limiting the generality of the foregoing, the erection of partitions and installation of lighting fixtures, and provided that such alterations do not cause irreparable damage to the Demised Premises and provided that the same shall be done and made in a good and workmanlike manner. In the event that such alterations shall affect the structural integrity of the Demised Premises, then plans for such alterations or changes shall be delivered to the Landlord and the prior consent of the Landlord in writing shall be obtained, which consent may be unreasonably or arbitrarily withheld notwithstanding any statutory or other authority to the contrary. All such partitions and lighting fixtures and other alterations shall be Tenant's fixtures and shall be removed by the Tenant unless the Landlord otherwise directs. On such removal, the Tenant shall restore the interior of the Demised Premises to their former condition immediately prior to the installation of such alterations or changes, including the restoration of such standard fixtures as may have been installed by the Landlord;

        (c) The Tenant shall have the right at its own expense to attach, paint or display such signs, signboards, posters, flags or other advertisements or decorations in or about the Demised Premises provided that the Tenant shall have first obtained the consent in writing of the Landlord thereto, such consent not to be unreasonably or arbitrarily withheld, and provided that the same shall be removed by the Tenant at the expiration of the Term and the Tenant shall thereupon restore the Demised Premises to their former condition. The parties acknowledge and agree that the Landlord is interested in a greater amount of real property than the Demised Premises and, accordingly, reserves the right to regulate all signs, signboards, posters, flags, advertisements or other decorations in its sole and entire discretion in order to maintain a uniformity in the area and to protect the aesthetics thereof for the benefit of its own interest and those of the Tenant and other interested persons, and that the aforesaid covenant by the Landlord not to unreasonably or arbitrarily withhold its consent shall be construed accordingly. The Landlord shall have the right at any time and from time to time during the Term to place upon the Demised Premises a notice stating that the Demised Premises are for sale and at any time during the last six months of the Term that the Demised Premises are for rent and the Tenant shall not remove such sign or notices or permit the same to be removed.

15.     DAMAGE AND DESTRUCTION

        Provided that if during the continuation of this Lease:

        (a) The Building or the Demised Premises are totally destroyed by fire or the elements or are partially destroyed so that they cannot be repaired with reasonable diligence within 180 days of the commencement of reconstruction, then this Lease shall, at the option of the Landlord, cease and become null and void from the date of such damage or destruction and the Tenant shall immediately surrender the Demised Premises and all interest therein to the Landlord and the Tenant shall pay rent only to the time of such surrender and in the case of destruction or partial destruction above mentioned, the Landlord may re-enter or repossess the Demised Premises discharged of this Lease and may remove all parties therefrom;

        (b) If the Building or Demised Premises are partially destroyed by fire or the elements and can be repaired with reasonable diligence within 180 days of the commencement of reconstruction, and if the damage is such as to render the Demised Premises wholly unfit for occupancy, then the rent shall not run or accrue after the said injury or while the process of repairs is going on and the Landlord shall repair the same to the extent of the insurance proceeds actually received, with all reasonable speed and then the rent shall recommence immediately after the said repairs have been completed;

        (c) If the Building or the Demised Premises are partially destroyed by fire or the elements and can be repaired with reasonable diligence within 180 days of the commencement of reconstruction and if the damage is such that the Demised Premises can be partially used, then until such damage shall have been repaired, the rent shall abate in the proportion that the part of the Demised Premises rendered unfit for occupancy bears to the whole of the Demised Premises;

        (d) The Landlord shall not be liable to the Tenant for any loss or damage whatsoever caused by any of the perils or casualties enumerated in standard Fire, Extended Coverage, Boiler and Machinery, Multi-Peril, All-Risk or Physical Damage policies and recovered by the insured party from its insurers, even if such fire or other casualty or peril results from the negligence of the Landlord; and to the extent of such recovery, the Tenant releases and waives all rights and claims against the Landlord.

        (e) Where the Tenant desires indemnity for furniture, fixtures, equipment or improvements installed, or other property of the Tenant located in the Demised Premises or used by the Tenant under the terms of this Lease, the Tenant shall be responsible to insure the same and may not look to the Landlord for recovery or reimbursement therefor in the event of loss or damage from any cause.

16.     EXPROPRIATION

        (a) If at any time during the Term, any public body or paramount authority shall take or expropriate a portion of the common areas and facilities not covered by buildings or structures or any portion of the Demised Premises or shall take or expropriate an easement or right or licence in the nature of an easement over, upon or under a portion of the lands and:

                (i) in the event that such taking or expropriation does not materially affect the Tenant's use or enjoyment of the Demised Premises, then the whole of the compensation awarded or settlement for the land so taken or expropriated, whether fixed by agreement or otherwise, shall be paid to or received by the Landlord and the Tenant releases any right, title and interest thereto, and this Lease shall thereafter continue in effect with respect to the Demised Premises without any abatement of rent;

                (ii) In the event that the taking or expropriation does materially affect the Tenant's use or enjoyment of the Demised Premises, the whole of the compensation awarded or settlement, where fixed by agreement or otherwise, for the said lands so taken or expropriated, shall nevertheless be paid to the Landlord, but the rent thereafter payable by the Tenant shall abate accordingly and, in addition thereto, after payment of the amount to which the Landlord is entitled as aforesaid, the Tenant shall be entitled to that portion of the award or compensation granted by the expropriating body relating or attributable to the Tenant's leasehold improvements so taken or expropriated.

        (b) If the Landlord on the one hand and the Tenant and others (if any) claiming under the Tenant, on the other hand, shall be unable to agree within thirty (30) days after the amount of compensation award or settlement as aforesaid has been fixed as to whether such taking or expropriation materially affects the Tenant's use or enjoyment of the Demised Premises or as to the extent to which the rent shall abate, then the same shall be determined by arbitrators to be selected as hereinafter provided, the determination of a majority of such arbitrators to be final and binding upon the parties thereto. The Landlord shall choose one of such arbitrators; the Tenant another; and the two so chosen shall together choose a third. Any such arbitration shall be carried out under the provisions of The Arbitrations Act of Ontario.

        (c) In the event that such taking or expropriation so affects the Demised Premises as not to terminate this Lease but as to require the reconstruction or replacement of some portion of the Demised Premises, such reconstruction or replacement shall be carried out at the Landlord's expense in a good and workmanlike manner and as expeditiously as reasonably practicable, provided the cost thereof does not exceed the amount of the compensation awarded or fixed by agreement or otherwise.

17.     CONDONING

        Provided that any condoning, excusing or overlooking by the Landlord of any default, breach or non-performance by the Tenant at any time with respect to any covenant, proviso or condition herein contained shall not operate as a waiver of the Landlord's rights hereunder in respect of any subsequent default, breach or non-observance so as to defeat or in any way affect the rights of the Landlord hereunder in respect of any such subsequent default, breach or non-observance, and all rights and remedies herein contained of the Landlord or any rights or remedies available to the Landlord by law, shall be deemed to be cumulative and not alternative.

18.     RENT PAST DUE

        In the event of the Tenant making default in payment of any sum required to be paid by it under this Lease, whether or not the same is payable to the Landlord or otherwise, the Landlord shall have the right to pay any sums so in default and such sums plus interest thereon at the rate of five (5) percentage points above the rate per annum charged to the Landlord by its bank or financial institution shall be recoverable as additional rent.

19.     ADDITIONAL RENT

        The Tenant covenants and agrees with the Landlord that subject as hereinbefore provided, in the event of the Tenant making default in payment of any sum required to be paid by it under the provisions of this Lease, the Landlord shall have the right to pay any sums so in default and such sums shall be recoverable by the Landlord in the same manner as if such sums were rent in arrears under this Lease and the Landlord shall be entitled to take any action for the recovery thereof which it may be entitled to take with respect to rent in arrears under this Lease.

20.     RULES AND REGULATIONS

        The Tenant acknowledges and agrees that the Landlord shall have the right to promulgate rules and regulations to regulate the use of the common areas and facilities and to regulate parking thereon and the Tenant shall upon written notice from the Landlord within five days furnish to the Landlord the current provincial licence number of any vehicles owned or used by employees or persons connected with the Tenant. The Tenant agrees that for the benefit and welfare of the Tenant and Tenants occupying other premises in the project, such reasonable rules and regulations shall form part of this Lease and shall be binding upon the Tenant.

21.     REPAIRS BY LANDLORD

        The Landlord and any persons authorized by the Landlord shall have the right to install, maintain and/or repair pipes, wires, ducts or other installations in, under or through the Demised Premises, or in, under or through the common areas and facilities about the Demised Premises for or in connection with the supply of any services to the Demised Premises or other premises in the project, but nothing herein contained shall oblige the Landlord to make such installation or to do such maintenance or effect such repairs, and in the event that the Landlord shall elect to do so, then it shall not be liable for any consequential damages occasioned thereby, unless such maintenance or repairs are for the benefit of any part of the Landlord's premises other than the Demised Premises.

22.     NOTICE

        Any notice herein provided or permitted to be given by the Tenant to the Landlord or by the Landlord to the Tenant shall be sufficiently given if mailed in Metropolitan Toronto or those regional municipalities immediately adjacent thereto, Ontario, postage prepaid, registered, or delivered to the other party addressed to it at the address noted below for such party. Any such notice given as aforesaid shall be conclusively deemed to have been given on the day on which such notice is delivered or on the fifth business day following the day on which such notice is mailed, as the case may be. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder. The word "notice" in this paragraph shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

        Landlord:                             Tenant:
        7501 Keele Street                     4170 Sladeview Cres.
        Suite 500                             Unit 5
        Concord, Ontario                      Mississauga, ON
        L4K 1Y2                               L5L 0A1

23.     ENVIRONMENTAL AUDIT

        (a)     In this lease:

                (i) "Environmental Audit" shall mean a complete review of the Demised Premises and the environmental practices of the Tenant thereon by the Landlord, its employees or agents and shall include such visual inspections, interviews with the Tenant, its employees, servants, or agents, and such soil, air, or other tests as the Landlord shall, in its sole discretion, deem to be necessary;

                (ii) "Hazardous Substance" shall mean any substance that requires special precautions in its storage, collection, transportation, treatment or disposal to prevent damage to persons or property and includes explosive, flammable, volatile, radioactive, toxic and pathological waste; and

                (iii) "Property of the Landlord" shall include any real property owned by the Landlord or any associate of the Landlord, as that term is defined in the Business Corporations Act, 1990 (S.O. 1990, c. 4).

        (b) The Landlord shall have the right to conduct an Environmental Audit of the Demised Premises at any time and from time to time throughout the Term.

        (c) In the event that the Environmental Audit reveals that the Tenant is storing, handling, transporting, manufacturing, processing or otherwise dealing with (hereinafter collectively "handling") any Hazardous Substance in a manner which does not comply with all governmental regulations in accordance with first class environmental protection practices the Landlord shall give the Tenant ninety (90) days within which to amend its manner of handling such Hazardous Substances to comply with government regulations. The Tenant shall further forthwith carry out such procedures as are, in the sole opinion of the Landlord, necessary to correct any damage which may have been done to any Property of the Landlord or to forestall any damage to any Property of the Landlord which in the opinion of the Landlord may be created by the unsatisfactory handling with such Hazardous Substances.

        (d) In the event that the Tenant shall be in default of the provisions hereof and shall fail to amend its practices or take such corrective measures as are required pursuant to subparagraph (c) hereof within the aforesaid ninety (90) day period the Landlord shall have the right to enter upon the Demised Premises and carry out such procedures as are, in the sole opinion of the Landlord, necessary to correct any damage which may have been done to any Property of the Landlord, or to forestall any damage to any Property of the Landlord which in the opinion of the Landlord may be created by the unsatisfactory handling such Hazardous Substances and the Tenant shall pay to the Landlord on demand, as additional rent, all costs and expenses of carrying out such procedures. Further, in addition to and without limiting any other remedies available to the Landlord, the Landlord may, on seven (7) days notice, terminate the Lease.

        (e) The Tenant shall pay to the Landlord as additional rent, forthwith upon demand, the cost of any Environmental Audit conducted by the Landlord together with the costs, if any, to carry out such procedures required to correct any damage, or forestall any potential damage to the Property of the Landlord due to the unsatisfactory handling of such Hazardous Substances by the Tenant.

        (f) The Tenant promptly comply with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders of any governmental or quasi governmental body having jurisdiction thereover with respect to the production or odours or other emissions into the air in or surrounding the Demised Premises, the Building, or any part thereof.

        (g) In the event that the Landlord, acting reasonably, shall deem any odour or emission to be an obnoxious odour (the "Obnoxious Odour") and shall so notify the Tenant, the Tenant shall forthwith take all necessary actions to eliminate the Obnoxious Odours or to reduce the level thereof to a level acceptable to the Landlord. If the Tenant shall fail to so eliminate the Obnoxious Odours or to reduce the level thereof as aforesaid, then, in addition to and without limiting any other rights or remedies of the Landlord hereunder, the Landlord may upon two (2) days notice to the Tenant the Landlord may itself take such actions as it deems necessary to eliminate the Obnoxious Odours or to reduce the level thereof. If the Landlord shall have taken such actions the Tenant shall forthwith pay to the Landlord, as additional rent, upon demand all costs incurred by the Landlord together with an amount equal to fifteen percent (15%) thereof as an administrative and supervisory fee.

        (h) In the event that any of the actions required to eliminate the Obnoxious Odours or to reduce level thereof shall require alterations to the Demised Premises the provisions of subsections 14(b) and (c) hereof shall apply.

24.     SECURITY DEPOSIT

        (a) The Tenant has deposited with the Landlord the sum of seven thousand, four hundred and forty-five ...47/100 Dollars ($7,445.47) (the "Security Deposit"), receipt of which is hereby acknowledged by the Landlord. The Security Deposit will be held by the Landlord throughout the Term and any renewal or renewals thereof, without liability for interest, as security for the faithful and complete performance by the Tenant of all of the terms, covenants and obligations under this Lease by the Tenant to be kept, observed and performed.

        (b) If at any time during the Term or any renewal thereof, the Rent or other sums payable by the Tenant to the Landlord hereunder are overdue and unpaid, or if the Tenant fails to keep or perform any of the terms, covenants and conditions of this Lease to be kept, observed and performed by the Tenant, then, the Landlord, at its option, may, in addition to any and all other rights and remedies provided for in this Lease or by law, appropriate and apply the entire Security Deposit, or so much thereof as is necessary to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to such breach. If the entire Security Deposit, or any portion of it, is appropriated and applied by the Landlord for the payment of overdue Rent or other sums due and payable to the Landlord by the Tenant hereunder, then, the Tenant shall, upon demand of the Landlord, forthwith remit to the Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited, and the Tenant's failure to do so within five (5) days after receipt of such demand constitutes a breach of this Lease. If the Tenant complies with all of the terms, covenants and conditions and promptly pays all of the Rent and other sums herein provided payable by the Tenant to the Landlord, the Security Deposit shall be returned in full to the Tenant without interest within sixty (60) days after the end of the Term or within sixty (60) days after the end of the Term or any renewal or renewals thereof.

        (c) The Landlord shall deliver or assign the Security Deposit to any purchaser of the interest of the Landlord or the owner or owners of the land in the Demised Premises or the lands or any part thereof, if such interest is sold, and thereupon the Landlord is discharged from any further liability with respect to the Security Deposit.

25.     REGISTRATION

        The Tenant shall not register this Lease without the written consent of the Landlord. Upon the request of the Tenant, the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of registration. Said memorandum or short form of this Lease shall only describe the parties, the Demised Premises and the Term of this Lease, and shall be prepared by the Landlord's solicitors at the expense of the Tenant. If required by the Landlord, the Landlord is hereby appointed the agent of the Tenant to complete any Land Transfer Tax Affidavit on behalf of the Tenant for the purposes of registering the short form or notice of this Lease.

26.     UNAVOIDABLE DELAY

        It is understood and agreed that whenever and to the extent that the Landlord shall be unable to fulfil or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service or labour required to enable it to fulfil such obligation, or by reason of any statute, Law or Order in Council, or any regulation or order passed or made pursuant thereto, or by reason of the order or direction of any administrator, comptroller, board, governmental department or officer, or other authority, required thereby, or by reason of any other cause beyond its control, whether of the foregoing character or not, the Landlord shall be relieved from the fulfilment of such obligation and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

27.     PROPORTIONATE SHARE

        Whenever used in this lease "Proportionate Share" shall mean a fraction which has as its numerator the gross floor area of the Demised Premises and as its denominator the gross floor area of the Building.

28.     ENTIRE AGREEMENT

        This Lease and the schedules and riders annexed, if any, together with the rules and regulations promulgated by the Landlord from time to time, set forth all of the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Demised Premises. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

29.     OPTION TO EXTEND

        The Tenant shall have the right to renew the within Lease for one extended term of five (5) years, subject to the following terms and conditions:

        (a) The Tenant has not been in default under the terms of the within Lease;

        (b) The Tenant has given the Landlord at least six (6) months and not more than twelve (12) months prior written notice of its intention to exercise the option in this paragraph contained;

        (c) The tenancy of the Tenant in the Demised Premises shall be on the same terms and conditions as are contained in the within Lease, except that there shall be no further option to extend and except that the Minimum Rent will be as provided in this paragraph;

        (d) The Minimum Rent during the aforesaid extended term shall be negotiated and agreed to by the Landlord and the Tenant no later than three (3) months prior to the commencement of the extended term. The Minimum Rent during the extended term shall be the fair market rate for premises similar to the Demised Premises, used for a purpose similar to that of the Demised Premises, in properties similar to the Demised Premises, in the immediate vicinity of the building, provided, however, that in no event will such Minimum Rent be less than the Minimum Rent payable in the last year of the term immediately proceeding the said extended term.

        (e) If the Minimum Rent which shall be applicable during the renewal term has not been mutually agreed upon by the Landlord and the Tenant at least 3 months prior to the expiry of the Term the Minimum Rent applicable during the renewal term shall be determined by arbitration by a single arbitrator chosen by the Landlord and the Tenant, and if they cannot agree upon the arbitrator within 5 days after written request for arbitration by either party to the other, either party may apply to a judge for the appointment of an arbitrator in accordance with the provisions of the Arbitrations Act (Ontario). The provisions of the Arbitrations Act shall govern the arbitration and the decision of the arbitrator shall be final and binding upon the parties. The arbitrator shall be instructed to render its decision no later than 15 days prior to the expiry of the Term. If, however, the arbitrator has not rendered its decision by the end of the Term, the Tenant shall continue to pay the Minimum Rent it was paying during the last month of the Term until such time as the arbitrator renders its decision, whereupon the appropriate adjustments shall be made between the parties. The rent payable for the renewal term shall be the fair market value rent as determined by the arbitrator, but in no event will such minimum rent be less than the minimum rent payable in the last year of the term immediately preceding the said renewal term. All documents and proceedings with respect to the arbitration are to be kept confidential by each of the parties, such cost of arbitration shall be shared equally between the Landlord and Tenant.


30.     LIENS

        If any construction or other liens or order for the payment of money shall be filed against the Lands or the Lease Premises by reason, or arising out of any labour or material, work or service furnished to the Tenant or to anyone claiming through the Tenant, the Tenant shall, within fifteen (15) days after notice to the Tenant of the filing thereof, cause the same to be discharged. The Tenant shall defend all suits to enforce such lien or Order whether against the Tenant or the Landlord at the Tenant's own expense. The Tenant hereby indemnifies the Landlord against any expense or damage as a result of such lien or Order. If the same are not discharged within such time, the Landlord shall have the right to pay any sums necessary to discharge the same and such sums thereupon shall be recovered by the Landlord in the same manner as if such were rental in arrears under this Lease and the Landlord shall be entitled to take any action therefor which it may be entitled to take with respect to rental in arrears under this Lease.

31.     INTENT AND INTERPRETATION

        This Indenture and everything herein contained shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, subject to the consent of the Landlord being obtained as herein provided to an assignment or sub-lease by the Tenant. Time shall in all respects be of the essence hereof. All covenants herein contained shall be deemed joint and several and all rights and powers reserved to the Landlord may be exercised either by the Landlord or by its agents or representatives from time to time. The provisions hereof shall in all respects be construed according to and governed by the laws of the Province of Ontario.





        IN WITNESS WHEREOF the parties hereto have hereunto executed these presents as of the date first above written.




SIGNED, SEALED AND DELIVERED     )     THE ERIN MILLS
      in the presence of:        )     DEVELOPMENT CORPORATION
                                 )
                                 )                                    (Landlord)
                                 )     Per:/s/ Larry Robbins
                                 )         -----------------
                                 )     I have authority to bind the Corporation
                                 )     Larry Robbins
                                 )
                                 )     METHES ENERGIES CANADA INC.
                                 )                                      (Tenant)
                                 )     Per:/s/ John Loewen
                                 )         ----------------
                                 )     I have authority to bind the Corporation
                                 )     John Loewen

                                   SCHEDULE "A
                                   -----------

                                LEGAL DESCRIPTION


The Demised Premises are situate in the City of Mississauga in the Regional Municipality of Peel and Province of Ontario, and comprise 6,319 square feet more or less of the Building situate upon part of Lot No. 17,18,19,20,21,22,23,24,25,30,31,32,33 according to Registered Plan 43R-24548in the said City of Mississauga and being known as Unit No.5 at 4170 Sladeview Crescent.

ADDRESSES FOR NOTICE:

ADDRESS OF LANDLORD:                   ADDRESS OF TENANT :

7501 Keele Street                      4170 Sladeview Crescent
Suite 500                              Unit 5
Concord, Ontario                       Mississauga, Ontario
L4K 1Y2                                L5L 0A1

                                  SCHEDULE "B"


                                    SITE PLAN
                                    ---------



                                 [IMAGE OMITTED]



                              4170 SLADEVIEW CRES.

                                  SCHEDULE "C"
                                  ------------

                              RULES AND REGULATIONS

1. The sidewalks and roadways, except as otherwise agreed by both parties shall not be obstructed by any of the tenants or used by them for any purpose other than for the ingress or egress to and from their respective Demised Premises. Tenants will not place or allow to be placed in the public areas of the property, any waste paper, dust, garbage, refuse or anything whatever that would tend to make them unclean or untidy.

2. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes, or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant by whom or by those agents, servants or employees the same is caused. Tenants shall not let the water run unless it is in actual use, nor shall they deface any part of the Demised Premises.

3. No tenant shall do or permit anything to be done in the Demised Premises or bring or keep anything therein which will increase the risk of fire or obstruct or interfere with the rights of other tenants or violate or act at variance with the laws relating to fires or with the regulations of the Fire Department, or the Board of Health.

4. Tenants and their employees shall not interfere with other tenants or those having business with them.

5. No live birds or other live animals except fish shall be kept in or about the Demised Premises nor shall the tenants operate or permit to be operated any musical or sound producing instrument or device inside or outside the Leased Premises which may be heard outside the Demised Premises.

6. No one shall use the Demised Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

7. All tenants must observe strict care not to allow their windows or doors to remain open so as to admit rain or snow or so as to interfere with the heating of the Demised Premises. Any injury or damage caused to the Demised Premises or its appointments, furnishings, heating and other appliances or to any other tenant by reason of windows or doors being left open so as to admit rain or snow or by interferences with or neglect of the heating appliances or by reason of the tenant or any other person or servant, subject to it, shall be made good by the tenant in whose premises the neglect, interference or misconduct occurred.

8. It shall be the duty of the respective tenants to assist and cooperate with the Landlord in preventing injury to the Demised Premises demised to them respectively.

9. No inflammable oils or other inflammable, dangerous or explosive materials shall be kept or permitted to be kept in the Demised Premises.

10.     No storage of any kind is permitted outside the Demised Premises.

11. The Tenant has read and acknowledges Clause 14.00 of the Lease with respect to signs and advertising, which provides that all signs must be approved by the Landlord.

12. Tenants shall not place any additional lock upon any door of the Demised Premises without the written consent of the Landlord.

13. Tenants shall give Landlord prompt notice of any accident to or any defect in the plumbing, mechanical or electrical apparatus or any other part of the Demised Premises.

14. The parking of cars in the parking areas shall be subject to the reasonable regulations of the Landlord. No overnight parking of any vehicles on the property is permitted.

15. Tenants will not do or omit to do or permit to be done or omitted anything upon or in respect of the Demised Premises the doing or omission of which (as the case may be) shall be or result in a nuisance.

16. Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgement may from time to time be needful for the safety, care, cleanliness and appearance of the Demised Premises and for the preservation of good order therein, and the same shall be kept and observed by the tenants, their clerks and servants provided said rules apply uniformly to all tenants of the Demisable Premises.

                                  SCHEDULE "D"
                                  ------------

                               SPECIAL CONDITIONS


1.      The Landlord agrees to change one overhead door to a 12' x 14' opening.

2. The Landlord agrees to install epoxy flooring in the warehouse area only.

3. The Tenant shall pay for the cost of additional office finishing, over and above the Landlord's twenty percent (20%) finish, as follows:

        Total area of office finish    =  2,494 square feet
        Less Landlord's 20%            =  1,264 square feet
                                          -----------------
        Balance                        =  1,230 square feet

        The Tenant agrees to pay for the additional construction as follows:

        Cost of additional office finishing 1,230 sq. ft. X $40.00 per sq. ft. = $49,200.00

        Total cost          = $ 49,200.00
        Less 25% deposit    = $ 12,300.00 plus GST
                              -----------
        Balance             = $ 36,900.00

        Balance of $36,900.00 to be amortized over the 5 year term of the lease, at an interest rate of 10% payable semi-annually, with payments as follows:

        $784.02 per month or $9,408.19 per annum plus GST.